EXHIBIT 23.1

                               Agee Fisher, LLC.


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the inclusion in this current report on Form-8K/A of our report dated June 7, 1998, relating to the financial statements of CRSI Acquisition, Inc. for the years ended December 31, 1997 and 1996 and the three months ended December 31, 1995, and relating to the financial statements of its predecessor company, JEFA International, Inc., for the seven months ended September 30, 1995.


                                                           /s/ Agee Fisher, LLC.

                                                               AGEE FISHER, LLC.

Atlanta, Georgia
June 18, 1998